PennantPark Investment Corporation Announces Financial Results for the Quarter Ended December 31, 2010

NEW YORK, NY – (Marketwire – February 2, 2011) - PennantPark Investment Corporation (NASDAQ: PNNT) today announces financial results for its first fiscal quarter ended December 31, 2010.

HIGHLIGHTS
Quarter Ended December 31, 2010
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio	$704.3
Net assets	$403.4
Net asset value per share	$11.14

Credit facility (Cost $255.8)	$248.4
SBA debentures	$30.0

Yield on debt investments	13.4%

Operating Results:
Net investment income	$11.2
Net investment income per share	$0.31
Distribution declared per share	$0.26

Portfolio Activity:
Purchases of long term investments	$99.9
Sales and repayments of long term investments	$85.5

Number of new portfolio companies invested	6
Number of existing portfolio companies invested	1
Number of portfolio companies at end of period	45

Except where the context suggests otherwise, the terms “we,” “us,” “our,” “Company,” and “PennantPark Investment” refer to PennantPark Investment Corporation. References to “SBIC LP” and “our SBIC” refer to our wholly owned, consolidated Small Business Investment Company (“SBIC”) subsidiary PennantPark SBIC LP and its general partner PennantPark SBIC GP, LLC. References to our portfolio and investments include investments made through our consolidated SBIC subsidiary.

CONFERENCE CALL AT 9:00 A.M. ET ON FEBRUARY 3, 2011

The Company will host a conference call at 9:00 a.m. (Eastern Time) on Thursday, February 3, 2011 to discuss the quarterly financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 397-0286 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4901. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through February 17, 2011 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #6274358.

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2010, our portfolio totaled $704.3 million and consisted of $277.6 million of senior secured loans, $101.5 million of second lien secured debt, $266.8 million of subordinated debt, and $58.4 million of preferred and common equity investments. This compares to our portfolio as of September 30, 2010, which totaled $664.7 million and consisted of $234.6 million of senior secured loans, $156.7 million of second lien secured debt, $223.9 million of subordinated debt and $49.5 million of preferred and common equity investments.

As of December 31, 2010, our overall portfolio consisted of 45 companies with an average investment size of $15.7 million and a weighted average yield on debt investments of 13.4%, and was invested 40% in senior secured loans, 14% in second lien secured debt, 38% in subordinated debt, and 8% in preferred and common equity investments. This compares to our portfolio as of September 30, 2010, which consisted of 43 companies with an average investment size of $15.5 million, and a weighted average yield on debt investments of 12.7%, which was invested 35% in senior secured loans, 24% in second lien secured debt, 34% in subordinated debt, and 7% in preferred and common equity investments.

For the three months ended December 31, 2010, we invested $99.9 million in six new portfolio companies and one existing portfolio company with a weighted average yield on debt investments of 15.0% (yield on debt investments, excluding value of attached equity, was 14.0%). Sales and repayments of long-term investments for the three months ended December 31, 2010 totaled $85.5 million. This compares to the three months ended December 31, 2009, in which we invested $50.5 million in six new portfolio companies and two existing portfolio companies with a weighted average yield on debt investments of 12.8%. Sales and repayments of long term investments for the three months ended December 31, 2009 totaled $16.8 million.

"We continue to be active," said Arthur Penn, Chairman and Chief Executive Officer. "Our income is growing due to a combination of attractive new investments, long-term cost effective SBIC financing and rotation out of our lower yielding assets.”

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months ended December 31, 2010 and 2009.

Investment Income

Investment income for the three months ended December 31, 2010 was $20.0 million and was primarily attributable to $7.3 million from senior secured loans, $3.2 million from second lien secured debt investments and $7.4 million from subordinated debt investments. This compares to investment income for the three months ended December 31, 2009, which was $13.6 million, and was primarily attributable to $3.5 million from senior secured loans, $3.2 million from second lien secured debt investments and $5.4 million from subordinated debt investments. The remaining investment income for the three months ended December 31, 2010 and 2009 was primarily attributed to interest income from net accretion of discount and amortization of premium. The increase in investment income compared with the same period in the prior year is due to the growth of our portfolio and by rotation out of our lower yielding investments.

Expenses

Expenses for the three months ended December 31, 2010, totaled $8.8 million. Base management fee for the same period totaled $3.5 million, performance-based incentive fee totaled $2.8 million, credit facility and SBA debentures related expenses totaled $1.1 million, general and administrative expenses totaled $1.3 million, and excise taxes totaled $0.1 million. This compares to expenses for the three months ended December 31, 2009, which totaled $6.4 million. Base management fee for the same period totaled $2.5 million, performance-based incentive fee totaled $1.8 million, credit facility related expenses totaled $0.8 million, general and administrative expenses totaled $1.1 million and excise taxes totaled $0.1 million. The increase in expenses is due to the growth of the portfolio and net investment income.

Net Investment Income

Net investment income totaled $11.2 million, or $0.31 per share, for the three months ended December 31, 2010, and $7.2 million, or $0.28 per share, for the three months ended December 31, 2009.

Net Realized Gains or Losses

Sales and repayments of long-term investments for the three months ended December 31, 2010 totaled $85.5 million and realized gains totaled $2.3 million due to sales and repayments of our debt investments. This compares to sales and repayments of long-term investments that totaled $16.8 million and net realized losses that totaled $16.6 million for the three months ended December 31, 2009.

Net Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended December 31, 2010 and 2009, our investments had a net change in unrealized appreciation of $18.7 million and $23.9 million, respectively. The decrease in the net change in unrealized appreciation compared to the prior year is the result of the changes in the leveraged credit markets. On December 31, 2010 and September 30, 2010, net unrealized appreciation on investments totaled $26.7 million and $8.0 million, respectively.

For the three months ended December 31, 2010 and 2009, our long-term credit facility had a net change in unrealized appreciation of $6.6 million and $5.8 million, respectively. Net change in unrealized appreciation on our credit facility over the prior year is the result of it approaching maturity. On December 31, 2010 and September 30, 2010, net unrealized depreciation on our long-term credit facility totaled $7.4 million and $14.0 million, respectively.

Net Increase in Net Assets Resulting from Operations

Net increase in net assets resulting from operations totaled $25.5 million, or $0.71 per share, for the three months ended December 31, 2010. This compares to a net increase in net assets resulting from operations which totaled $8.7 million, or $0.34 per share, for the three months ended December 31, 2009. This increase in net assets from operations is due to the continued growth in net investment income as a result of growing our portfolio offset by the appreciation in the value of our credit facility as it approaches maturity.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from our credit facility, SBA debentures and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and other operating expenses we incur. We used, and expect to continue to use, these capital resources as well as proceeds from the rotation out of our portfolio and from public and private offerings of securities to finance our investment objectives.

On December 31, 2010, we had $255.8 million in outstanding borrowings, with a fair market value of $248.4 million, with a weighted average interest rate at that time of 1.28%, exclusive of the fee on the undrawn commitment of 0.20%, and $44.2 million remaining unused under our senior secured revolving credit facility maturing in June 2012.

As of December 31, 2010, we had committed to SBIC LP $50.0 million, funded it with equity capital of $50.0 million, had SBA debentures outstanding of $30.0 million with a weighted average interest rate at the time of 0.96%, exclusive of 3.43% of upfront fees, and had $70 million remaining unused borrowing capacity subject to customary regulatory requirements. Of the $30.0 million of SBA debentures outstanding, $0.5 million is fixed for 10-years with a rate of 3.50% (inclusive of the SBA annual fee) and $29.5 million is temporary financing currently bearing a weighted average rate of 0.92% that will reset to a market-driven rate in March 2011 and will remain fixed thereafter for 10 years.

As of December 31, 2010, we had approximately $60 million of assets bearing a coupon of 9% or lower. We will seek to rotate these assets into new, higher yielding investments over time.

On February 1, 2011, our stockholders approved a proposal that authorizes us to sell shares of our common stock below the then current net asset value per share of our common stock in one or more offerings for a period of 12 months. Any decision to sell shares below the then current net asset value per share of our common stock in one or more offerings is subject to the determination by our board of directors that such issuance and sale is in our and our stockholders’ best interests. Any sale or other issuance of shares of our common stock at a price below net asset value per share has resulted and will continue to result in an immediate dilution to our stockholders’ interest in our common stock and a reduction of our net asset value per share.

During the three months ended December 31, 2010, we generated operating cash flows primarily from interest earned on debt investments and sales and repayments of investments, and our primary use of funds from operations during the same period consisted of investments in portfolio companies, payments of fees and other operating expenses we incurred. Our operating activities used cash of $27.3 million for the three months ended December 31, 2010, and our financing activities provided cash of $28.5 million for the same period, primarily from net borrowings under our credit facility and SBA debentures.

During the three months ended December 31, 2009, we generated operating cash flows primarily from interest earned on debt investments, and our primary use of funds from operations during the same period consisted of investments in portfolio companies, payments of fees and other operating expenses we incurred. Our operating activities used cash of $45.1 million for the three months ended December 31, 2009, and our financing activities provided cash of $18.9 million for the same period, primarily from proceeds on issuance of common stock and net borrowings on our credit facility.

DISTRIBUTIONS

During the three months ended December 31, 2010 and 2009, we declared distributions of $0.26 and $0.25 per share, respectively, for total distributions of $9.4 million and $6.5 million, respectively. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year.

RECENT DEVELOPMENTS

On February 1, 2011, we utilized the accordion feature of our credit facility and expanded the credit facility by $15.0 million, bringing our total credit facility availability to $315.0 million. On February 2, 2011, we announced that we increased our quarterly dividend to $0.27 per share, with a record date of March 15, 2011 and a payable date of April 1, 2011.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the Securities Exchange Commission and stockholders may find the report on www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	December 31, 2010 (unaudited)	September 30, 2010
Assets
Investments at fair value
Non-controlled, non-affiliated investments, at fair value (cost—$651,948,035 and $631,280,755, respectively)	$680,710,779	$641,290,626
Non-controlled, affiliated investments, at fair value (cost—$17,641,671 and $17,427,648, respectively)	15,557,531	15,433,680
Controlled, affiliated investments, at fair value (cost—$8,000,100 and $8,000,100, respectively)	8,000,100	8,000,100
Total of Investments, at fair value (cost—$677,589,806 and $656,708,503, respectively)	704,268,410	664,724,406
Cash and cash equivalents	3,022,137	1,814,451
Interest receivable	7,357,002	12,814,096
Receivables for investments sold	—	30,254,774
Prepaid expenses and other assets	2,671,701	1,886,119
Total assets	717,319,253	711,493,846
Liabilities
Distributions payable	9,418,227	9,401,281
Payable for investments purchased	—	52,785,000
Unfunded investments	18,580,431	22,203,434
Credit facility payable (cost—$255,800,000 and $233,100,000, respectively)	248,445,750	219,141,125
SBA debentures payable (cost—$30,000,000 and $14,500,000, respectively)	30,000,000	14,500,000
Interest payable on credit facility and SBA debentures	267,310	215,135
Management fee payable	3,498,594	3,286,816
Performance-based incentive fee payable	2,792,994	2,239,011
Accrued other expenses	924,985	1,146,821
Total liabilities	313,928,291	324,918,623
Net Assets
Common stock, par value $0.001 per share, 100,000,000 shares authorized, 36,223,950 and 36,158,772 shares issued and outstanding, respectively	36,224	36,159
Paid-in capital in excess of par	429,267,895	428,675,184
Undistributed net investment income	3,672,171	1,800,646
Accumulated net realized loss on investments	(63,618,182)	(65,911,544)
Net unrealized appreciation on investments	26,678,604	8,015,903
Net unrealized depreciation on credit facility	7,354,250	13,958,875
Total net assets	$403,390,962	$386,575,223
Total liabilities and net assets	$717,319,253	$711,493,846
Net asset value per share	$11.14	$10.69

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,
	2010	2009
Investment income:
From non-controlled, non-affiliated investments:
Interest	$18,559,165	$12,951,233
Other	846,584	319,603
From non-controlled, affiliated investments:
Interest	363,432	327,649
From controlled, affiliated investments:
Interest	210,000	—
Total investment income	19,979,181	13,598,485

Expenses:
Base management fee	3,498,594	2,524,653
Performance-based incentive fee	2,792,994	1,809,380
Interest and expenses on the credit facility and SBA debentures	1,135,427	818,683
Administrative services expenses	579,055	557,504
Other general and administrative expenses	683,359	543,415
Expenses before taxes	8,689,429	6,253,635
Excise tax	118,967	106,962
Total expenses	8,808,396	6,360,597
Net investment income	11,170,785	7,237,888
Realized and unrealized gain (loss) on investments and credit facility:
Net realized gain (loss) on non-controlled, non-affiliated investments	2,293,362	(16,603,865)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	18,752,873	24,093,662
Non-controlled, affiliated investments	(90,172)	(212,524)
Credit facility unrealized (appreciation)	(6,604,625)	(5,838,914)
Net change in unrealized appreciation	12,058,076	18,042,224
Net realized and unrealized gain from investments and credit facility	14,351,438	1,438,359
Net increase in net assets resulting from operations	$25,522,223	$8,676,247
Net increase in net assets resulting from operations per common share	$0.71	$0.34
Net investment income per common share	$0.31	$0.28

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. From time to time, we may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com